Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on April 14, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRANCO-NEVADA CORPORATION
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number (if applicable))	NOT APPLICABLE (I.R.S. Employer Identification No. (if applicable))

199 BAY STREET, SUITE 2000,
COMMERCE COURT WEST
TORONTO, ONTARIO M5L 1G9
(416) 306-6300
(Address and telephone number of Registrant's principal executive offices)

CORPORATION SERVICE COMPANY
80 STATE STREET
ALBANY, NEW YORK 12207-2543
(866) 403-5272
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
LLOYD HONG FRANCO-NEVADA CORPORATION 199 BAY STREET, SUITE 2000 P.O. BOX 285 TORONTO, ONTARIO M5L 1G9 (416) 306-6300	MILE T. KURTA, ESQ. TORYS LLP 1114 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10036 (212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

            It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. ☒	at some future date (check the appropriate box below)
	1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2. ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3. ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Total	U.S.$2,000,000,000	U.S.$2,000,000,000	U.S.$259,600

(1)
There are being registered under this Registration Statement such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed U.S.$2,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").

(3)
The Registrant previously paid U.S.$224,760 in registration fees in connection with U.S.$1,800,000,000 of unissued securities registered under its Registration Statement on Form F-10 (File No. 333-225268) initially filed on May 29, 2018 and declared effective on June 21, 2018, which unsold securities are hereby deregistered. Previously paid fees included U.S.$193,350.02 carried over from the Registrant's Registration Statement on Form F-10 (File No. 333-210878) initially filed on April 22, 2016 and U.S.$8,049.98 carried over from the Registrant's Registration Statement on Form F-10 (File No. 333-208062) initially filed on November 16, 2015. Accordingly, pursuant to Rule 457(p) under the Securities Act, U.S.$224,760 is being offset against the total registration due for this Registration Statement. Accordingly, the registration fee to paid herewith is U.S.$34,840.

            If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in those jurisdictions. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer & Corporate Secretary of the Corporation at 199 Bay Street, Suite 2000, P.O. Box 285, Commerce Court Postal Station, Toronto, Ontario M5L 1G9, telephone (416) 306-6300, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 14, 2020

FRANCO-NEVADA CORPORATION

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

US$2,000,000,000

Franco-Nevada Corporation (the "Corporation" or "Franco-Nevada") may offer and issue from time to time common shares of the Corporation ("Common Shares"), preferred shares of the Corporation ("Preferred Shares"), debt securities ("Debt Securities"), warrants to purchase Common Shares, Preferred Shares or Debt Securities ("Warrants"), or subscription receipts ("Subscription Receipts") (all of the foregoing collectively, the "Securities") or any combination thereof for up to an aggregate initial offering price of US$2,000,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement"). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Preferred Shares, the number of Preferred Shares offered, the designation of a particular class or series, if applicable, the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any conversion rights, and any other terms specific to the Preferred Shares being offered, (iii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation's other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation's assets or guaranteed by any other person, and any other terms specific to the Debt Securities being offered, (iv) in the case of Warrants, the offering price, whether the

Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered, and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the "TSX") under the symbol "FNV". The Common Shares are also listed on the New York Stock Exchange (the "NYSE") under the symbol "FNV". Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

Franco-Nevada's registered office and head office is located at 199 Bay Street, Suite 2000, Commerce Court West, Toronto, Ontario M5L 1G9.

This offering is made by a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States ("U.S.") and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of the Securities should be aware that such requirements are different from those of the U.S. Financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board ("IFRS"), that were applicable as at the date of the financial statements, and thus may not be comparable to financial statements of U.S. companies. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisors.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are not residents of the U.S., and that a substantial portion of the assets of the Corporation and said persons are located outside the U.S.

All dollar amounts in this Prospectus are expressed in United States dollars, except as otherwise indicated. References to "$", "US$" or "dollars" are to United States dollars and references to "C$" are to Canadian dollars.

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state or Canadian securities regulator has approved or disapproved the Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain "forward looking information" and "forward looking statements" within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995, respectively, which may include, but are not limited to, statements with respect to future events or future performance, management's expectations regarding Franco-Nevada's growth, results of operations, estimated future revenues, carrying value of assets, future dividends and requirements for additional capital, mineral reserve and mineral resource estimates, production estimates, production costs and revenue, future demand for and prices of commodities, expected mining sequences, business prospects and opportunities, audits being conducted by the Canada Revenue Agency ("CRA"), the expected exposure for current and future assessments and available remedies, the remedies relating to and consequences of the ruling of the Supreme Court of Panama in relation to the Cobre Panama project and expected succession planning. In addition, statements (including data in tables) relating to reserves and resources and gold equivalent ounces ("GEOs") are forward looking statements, as they involve implied assessment, based on certain estimates and assumptions, and no assurance can be given that the estimates and assumptions are accurate and that such reserves and resources and gold equivalent ounces will be realized. Such forward looking statements reflect management's current beliefs and are based on information currently available to management. Often, but not always, forward looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budgets", "scheduled", "estimates", "forecasts", "predicts", "projects", "intends", "targets", "aims", "anticipates" or "believes" or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Forward looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Franco-Nevada to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. A number of factors could cause actual events or results to differ materially from any forward looking statement, including, without limitation: fluctuations in the prices of the primary commodities that drive royalty and stream revenue (gold, platinum group metals, copper, nickel, uranium, silver, iron-ore and oil and gas); fluctuations in the value of the Canadian and Australian dollar, Mexican peso and any other currency in which revenue is generated, relative to the U.S. dollar; changes in national and local government legislation, including permitting and licensing regimes and taxation policies and the enforcement thereof; regulatory, political or economic developments in any of the countries where properties in which Franco-Nevada holds a royalty, stream or other interest are located or through which they are held; risks related to the operators of the properties in which Franco-Nevada holds a royalty, stream or other interest, including changes in the ownership and control of such operators; influence of macroeconomic developments; business opportunities that become available to, or are pursued by Franco-Nevada; reduced access to debt and equity capital; litigation; title, permit or license disputes related to interests on any of the properties in which Franco-Nevada holds a royalty, stream or other interest; whether or not the Corporation is determined to have "passive foreign investment company" ("PFIC") status as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended; potential changes in Canadian tax treatment of offshore streams; excessive cost escalation as well as development, permitting, infrastructure, operating or technical difficulties on any of the properties in which Franco-Nevada holds a royalty, stream or other interest; access to sufficient pipeline capacity; actual mineral content may differ from the reserves and resources contained in technical reports; rate and timing of production differences from resource estimates, other technical reports and mine plans; risks and hazards associated with the business of development and mining on any of the properties in which Franco-Nevada holds a royalty, stream or other interest, including, but not limited to unusual or unexpected geological and metallurgical conditions, slope failures or cave-ins, flooding and other natural disasters, terrorism, civil unrest or an outbreak of contagious disease; the impact of the COVID-19 (coronavirus) pandemic; and the integration of acquired assets. The forward looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon assumptions management believes to be reasonable, including, without limitation: the ongoing operation of the properties in which Franco-Nevada holds a royalty, stream or other interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; no material adverse change in the market price of the commodities that underlie the asset portfolio; the Corporation's ongoing income and assets relating to determination of its PFIC status; no material changes to existing tax treatment; the expected application of tax laws and regulations by taxation authorities; the expected assessment and outcome of any audit by any taxation authority; no adverse development in respect of any significant property in which Franco-Nevada holds a royalty, stream or other interest; the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production; integration of acquired assets; and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended. However, there can be no assurance that forward looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements and investors are cautioned that forward looking statements are not guarantees of future performance. In addition, there can be no assurance as to the outcome of the ongoing audit by the CRA or the Corporation's exposure as a result thereof. Franco-Nevada cannot assure investors that actual results will be consistent with these forward looking statements. Accordingly, investors should not place undue reliance on forward looking statements due to the inherent uncertainty therein. For additional information with respect to risks, uncertainties and assumptions, please refer to the "Risk Factors" section of this Prospectus, as well as any risk factors disclosed in the documents incorporated by reference. The forward looking statements herein are made as of the date of this Prospectus only and Franco-Nevada does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law.

TECHNICAL AND THIRD PARTY INFORMATION

        Except where otherwise stated, the disclosure in this Prospectus, including the documents incorporated by reference, relating to properties and operations on the properties in which the Corporation holds royalty, stream or other interests, including the disclosure in the sections entitled "Franco-Nevada's Assets", "Antamina Mining and Technical Information", "Antapaccay Mining and Technical Information", "Candelaria Mining and Technical Information" and "Cobre Panama Mining and Technical Information" in the Corporation's annual information form dated as of March 18, 2020, is based on information publicly disclosed by the owners or operators of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) the document incorporated by reference herein, as applicable, and none of this information has been independently verified by the Corporation. Specifically, as a royalty or stream holder, the Corporation has limited, if any, access to properties included in its asset portfolio. Additionally, the Corporation may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Corporation is dependent on the operators of the properties and their qualified persons to provide information to the Corporation or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which the Corporation holds royalty, stream or other interests and generally has limited or no ability to independently verify such information. Although the Corporation does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Corporation's royalty, stream or other interest. The Corporation's royalty, stream or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property.

        Except where otherwise noted, the disclosure in this Prospectus and the documents incorporated by reference herein relating to mineral reserve and mineral resource statements for individual properties is made as at December 31, 2019. In addition, numerical information presented in this Prospectus or in the documents incorporated by reference herein, which has been derived from information publicly disclosed by owners or operators may have been rounded by the Corporation and, therefore, there may be some inconsistencies between the significant digits presented in this Prospectus and the documents incorporated by reference and the information publicly disclosed by owners or operators.

        Franco-Nevada considers its stream interests in the Antamina project, the Antapaccay project, the Candelaria project and the Cobre Panama project to be its only material mineral projects for the purposes of National Instrument 43-101—Standards of Disclosure for Mineral Projects ("NI 43-101"). Franco-Nevada will continue to assess the materiality of its assets, including as new assets are acquired or move into production.

        Information contained in this Prospectus and the documents incorporated by reference herein with respect to each of the Antamina project, the Antapaccay project, the Candelaria project and the Cobre Panama project has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.

        Unless otherwise noted, the disclosure contained in the documents incorporated by reference herein of a scientific or technical nature for the Antamina project is based on (i) the technical report entitled "Technical Report, Mineral Reserves and Resources, Antamina Deposit, Peru 2010" and dated January 31, 2011, which technical report was prepared for Compañía Minera Antamina S.A., and filed under Teck Resources Limited's ("Teck") SEDAR profile on March 22, 2011; (ii) the news release dated February 4, 2020 of Glencore PLC ("Glencore") containing the Glencore 2019 Production Report, available on Glencore's website, and which reports silver production for the Antamina project; and (iii) the information disclosed in the annual information form of Teck dated February 26, 2020 and filed under Teck's SEDAR profile on February 26, 2020.

        The disclosure contained in the documents incorporated by reference herein of a scientific or technical nature for the Antapaccay project is based on (i) the information disclosed in the document entitled "Antapaccay Mining and Technical Information" and dated effective February 10, 2016, which document was prepared by Compañía Minera Antapaccay S.A. ("CM Antapaccay"), the owner and operator of the Antapaccay project and an indirect wholly-owned subsidiary of Glencore, available on CM Antapaccay's website at www.glencoreperu.pe; (ii) the Glencore Statement of Resources & Reserves as at December 31, 2019; and (iii) the news release dated February 4, 2020 of Glencore containing the Glencore 2019 Production Report, each available on Glencore's website.

        The disclosure contained in the documents incorporated by reference herein of a scientific or technical nature for the Candelaria project is based on (i) the technical report entitled "Technical Report for the Candelaria Copper Mining Complex, Atacama Province, Region III, Chile" dated November 28, 2018 which technical report was prepared for Lundin Mining Corporation ("Lundin") and filed under Lundin's SEDAR profile on November 28, 2018 (the "Candelaria Technical Report"); (ii) the information disclosed in the annual information form of Lundin dated March 29, 2019 and filed under Lundin's SEDAR profile on March 29, 2019; (iii) Lundin's press release dated September 5, 2019 announcing Mineral Reserves and Mineral Resources as of June 30, 2019; and (iv) the management's discussion and analysis of Lundin for the year ended December 31, 2019, dated as of February 20, 2020 and filed under Lundin's SEDAR profile on February 20, 2020.

        The disclosure contained in the documents incorporated by reference herein for the Cobre Panama project is based on (i) the technical report entitled "Cobre Panamá Project—Colón Province, Republic of Panamá—NI 43 101 Technical Report" and dated March 29, 2019, which was prepared for First Quantum Minerals Ltd. ("First Quantum") and filed under First Quantum's SEDAR profile on March 29, 2019 ("Cobre Panama Technical Report") and (ii) the management's discussion and analysis of First Quantum for the year ended December 31, 2019 and filed under First Quantum's SEDAR profile on February 14, 2020.

        The technical and scientific information contained in the documents incorporated by reference herein relating to the Antamina project, the Antapaccay project, the Candelaria project and the Cobre Panama project was reviewed and approved in accordance with NI 43-101 by Phil Wilson, C.Eng., Vice President, Technical of the Corporation and a "Qualified Person" as defined in NI 43-101.

        If, after the date of this Prospectus, the Corporation is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Corporation and the exemption under Section 9.2 of NI 43-101 is not available, the Corporation will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to a "shelf prospectus supplement".

AVAILABLE INFORMATION

        The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

        The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Corporation is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies subject to the applicable provisions of the U.S. Exchange Act.

        Investors may read any document that the Corporation has filed with, or furnished to, the SEC at the SEC's website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Corporation has filed with the SEC's Electronic Data Gathering, Analysis and Retrieval system at www.sec.gov.

        Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide the investor with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

 CAUTIONARY NOTE REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES

        This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all mineral resource and reserve estimates included in this Prospectus and any Prospectus Supplement have been prepared by the owners and operators of the relevant properties (as and to the extent indicated by them) in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits a historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if, among other things, the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (d) includes any more recent estimates or data available.

        Canadian standards for reporting reserves and resources, including NI 43-101, differ significantly from the requirements of the SEC under SEC Industry Guide 7, and reserve and resource information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC in compliance with SEC Industry Guide 7. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a mineral resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Corporation in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards. SEC Industry Guide 7, the existing standard for the SEC, is being replaced following the adoption of new legislation under sub-part 1300 of Regulation S-K under the United States Securities Act of 1933, as amended ("Modernization of Property Disclosure of Mining Registrants Standards") which will be mandatory for issuers subject to U.S. reporting standards for the first fiscal year beginning on or after January 1, 2021. None of the reserve or resource estimates presented herein have been prepared in accordance with the Modernization of Property Disclosure of Mining Registrants Standards.

        In addition to NI 43-101, a number of resource and reserve estimates have been prepared in accordance with the JORC Code or the SAMREC Code (as such terms are defined in NI 43-101), which differ from the requirements of NI 43-101 and U.S. securities laws. Accordingly, information containing descriptions of the Corporation's mineral properties set forth herein and in the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. For more information, see "Reconciliation to CIM Definitions" in the Corporation's annual information form dated as of March 18, 2020 for the financial year ended December 31, 2019, which is incorporated by reference herein.

FINANCIAL INFORMATION

        The financial statements of the Corporation incorporated herein by reference and in any Prospectus Supplement are reported in U.S. dollars and have been prepared in accordance with IFRS. IFRS differs in some significant respects from generally accepted accounting principles in the U.S., and thus the financial statements may not be comparable to financial statements of U.S. companies.

EXCHANGE RATE INFORMATION

        The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars during each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the rate of exchange published by the Bank of Canada.

			Years ended December 31,
	Three months ended March 31, 2020
			2019(1)		2018(1)		2017(2)
High	C$	1.4496	C$	1.3600	C$	1.3642	C$	1.3743
Low	C$	1.2970	C$	1.2988	C$	1.2288	C$	1.2128
Average for the Period	C$	1.3449	C$	1.3269	C$	1.2957	C$	1.2986
End of Period	C$	1.4187	C$	1.2988	C$	1.3642	C$	1.2545

(1)
Based on the daily rate published by the Bank of Canada.

(2)
As of March 1, 2017, the Bank of Canada began to publish new foreign exchange rates once a day, by 16:30 ET, in the form of a single indicative rate per currency pair, which represents a daily average rate for that currency against the Canadian dollar. The Bank of Canada ceased to publish the noon rate as of April 28, 2017.

        On April 13, 2020, the daily rate of exchange was US$1.00 = C$1.3936 as published by the Bank of Canada.

COMMODITY PRICE INFORMATION

        The following table sets out the average spot commodity prices of gold, silver, platinum, palladium, oil and gas for the years 2017, 2018, 2019 and for the first three months of 2020.

	Spot Commodity Prices
	Gold/oz (LBMA Gold Price PM)	Silver/oz (LBMA Silver Price)	Platinum/oz (London PM Fix)	Palladium/oz (London PM Fix)	Oil/C$ bbl (Edmonton Light)	Gas/C$ mcf (AECO-C)	Oil/$ bbl (WTI)	Gas/$ mcf (Henry Hub)
Average for 2017	$1,257	$17.05	$948	$870	$63	$2.09	$51	$2.96
Average for 2018	$1,268	$15.71	$881	$1,028	$69	$1.46	$65	$3.07
Average for 2019	$1,392	$16.20	$863	$1,539	$69	$1.70	$57	$2.53
Average for 2020 (to March 31)	$1,583	$16.90	$903	$2,284	$52	$1.92	$46	$1.87

THE CORPORATION

        Franco-Nevada is the leading gold-focused royalty and streaming company with the largest and most diversified portfolio of royalties and streams by commodity, geography, revenue type and stage of project. The portfolio is actively managed to maintain a focus on precious metals (gold, silver and platinum group metals) and a diversity of revenue sources with a target of not more than 20% of revenue from energy (oil, gas and natural gas liquids).

        Franco-Nevada does not operate mines, develop projects or conduct exploration. Franco-Nevada's business model is focused on managing and growing its portfolio of royalties and streams. The advantages of this business model are:

  •
  Exposure to commodity price optionality;

  •
  A perpetual discovery option over large areas of geologically prospective lands;

  •
  No additional capital requirements other than the initial investment;

  •
  Limited exposure to many of the risks associated with operating companies;

  •
  A free cash-flow business with limited cash calls;

  •
  A high-margin business that can generate cash through the entire commodity cycle;

  •
  A scalable and diversified business in which a large number of assets can be managed with a small stable overhead; and

  •
  Management that focuses on forward-looking growth opportunities rather than operational or development issues.

        Franco-Nevada's financial results in the short-term are primarily tied to the price of commodities and the amount of production from its portfolio of producing assets. Financial results have also been supplemented by acquisitions of new producing assets. Over the longer-term, results are impacted by the availability of exploration and development capital applied by other companies to expand or extend Franco-Nevada's producing assets or to advance Franco-Nevada's advanced and exploration assets into production.

        Franco-Nevada has a long-term investment outlook and recognizes the cyclical nature of the industry. Franco-Nevada has operated by maintaining a strong balance sheet so that it can make investments during commodity cycle downturns.

RECENT DEVELOPMENTS

  COVID-19 Pandemic Update

        The Corporation continues to assess the evolving impact of the current COVID-19 (coronavirus) global health pandemic on its assets and the underlying operations and third-party operators of the projects in which it holds royalty, stream and other interests and on the Corporation's profitability, results of operations, and financial condition. As of the date of this Prospectus, the Corporation has transitioned its operations to have its employees work remotely. The Corporation remains in close contact with many of its operators who are facing increased challenges due to COVID-19. Of the Corporation's four larger cash-flowing mineral assets, Antapaccay and Candelaria remain in production and continue to perform close to expectations, based on recent information provided by the operators. First Quantum announced on April 7, 2020 that operations at Cobre Panama have been temporarily suspended. On April 13, 2020, Teck announced the temporary suspension of operations at Antamina in order to change out the workforce, with an announced expected restart within two weeks, following demobilization and remobilization. Of the Corporation's 52 smaller cash-flowing mineral assets, 11 have announced temporarily reduced or curtailed production. It is possible that more of the Corporation's operators will have to suspend or reduce operations as a result of the pandemic. As the majority of the Corporation's mineral assets do not have associated carrying costs, the expected impact to Franco-Nevada of temporary reductions or curtailments of production is a deferral of revenue. See the risk factor relating to the impact of COVID-19 pandemic in the "Risk Factors" section of the Corporation's annual information form dated as of March 18, 2020 for further information.

        On April 7, 2020, in response to increased uncertainty and volatility as compared to March 9, 2020 when the Corporation's original guidance was provided, the Corporation withdrew its GEO sales guidance and energy revenue guidance for 2020. The Corporation expects to provide a further portfolio update with the release of its Q1 2020 financial results. The Corporation will consider providing new guidance once operations in the mining industry and energy markets stabilize.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer & Corporate Secretary of the Corporation at 199 Bay Street, Suite 2000, P.O. Box 285, Commerce Court Postal Station, Toronto, Ontario M5L 1G9, telephone (416) 306-6300. These documents are also available on SEDAR, which can be accessed online at www.sedar.com.

        The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada and the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the annual information form of the Corporation dated as of March 18, 2020 for the financial year ended December 31, 2019;
(b)
the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2019 and 2018, the notes thereto, Management's Report on Internal Control over Financial Reporting and the report of our Independent Registered Public Accounting Firm dated March 9, 2020;
(c)	management's discussion and analysis of financial condition and results of operations dated March 9, 2020 for the fiscal year ended December 31, 2019; and
(d)	the management information circular of the Corporation dated March 20, 2020 for the annual and special meeting of shareholders to be held on May 6, 2020.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in Canada and the U.S. after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and the U.S. and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any "template version" of "marketing materials" (as defined in National Instrument 41-101—General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference as an exhibit to the registration statement of which the Prospectus forms a part or into the Prospectus which forms a part of the registration statement, information from documents that the Corporation files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

        Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management's discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 CONSOLIDATED CAPITALIZATION

        Other than the repayment of the corporate term loan described below, there have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the audited consolidated financial statements of the Corporation and the notes thereto as at and for the years ended December 31, 2019 and 2018, which are incorporated by reference in this Prospectus.

        At each of December 31, 2019 and April 13, 2020, the Corporation did not have any drawn debt under the Corporate Revolver or the FNBC Revolver (each as defined below). As at December 31, 2019, the Corporation had US$80.0 million drawn under a non-revolving corporate term loan, which was subsequently repaid on February 14, 2020.

 DESCRIPTION OF EXISTING INDEBTEDNESS

        The Corporation (together with its subsidiary, Franco-Nevada U.S. Corporation, as "Borrowers") has entered into an amended and restated syndicated bank credit facility (the "Corporate Revolver") on March 22, 2017, pursuant to which certain financial institutions (the "Lenders") provided a US$1 billion unsecured revolving term credit facility, with a $250 million accordion. On March 25, 2019, the Corporation extended the Corporate Revolver to March 22, 2024.

        The Lenders are each paid a stand-by fee at a rate that ranges between 0.20% and 0.41% on the unutilized portion of the Corporate Revolver, which is paid quarterly. The Borrowers will pay interest on any amounts borrowed at the prime rate or base rate plus a margin that ranges from 0% to 1.05%. Bankers' acceptance fees, LIBOR and letter of guarantee fees and margins range from 1.00% to 2.05%. The applicable margin is based on the Borrowers' leverage ratio.

        Payment and performance of the obligations under the Corporate Revolver are guaranteed by certain of the Corporation's subsidiaries (together with the Borrowers, each an "Obligor").

        The Corporate Revolver contains covenants that include certain limits on, among other things, the ability of an Obligor to create indebtedness, create liens, enter into related party transactions, dispose of assets, amend or alter their corporate status or amalgamate, make acquisitions, amend or terminate material contracts, make distributions or investments, issue equity or materially change their business. The Corporation is also required to maintain a net indebtedness to tangible net worth ratio and a minimum interest coverage ratio.

        Events of default under the Corporate Revolver include, among other things:

  •
  the failure to pay principal when due and payable, and the failure to pay interest, fees or other amounts payable within three business days of such amounts becoming due and payable;

  •
  the breach by the Corporation of any financial covenant;

  •
  the breach by any Obligor of any other term, covenant or other agreement that is not cured within 20 banking days after written notice of the breach has been given to the Corporation;

  •
  a default under any other indebtedness of the Obligors, in an aggregate amount of US$75 million or more, if the effect of such default is to accelerate, or to permit the acceleration of, the due date of such indebtedness;

  •
  a change in control of the Corporation which is defined to occur upon (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group of persons, of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Corporation, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Corporation by persons who were neither nominated by a board of directors of the Corporation, nor appointed by directors so nominated, or (c) the acquisition of direct or indirect control of the Corporation by any person or group; and

  •
  various events relating to the bankruptcy or insolvency or winding-up, liquidation or dissolution or cessation of business of any Obligor.

        On March 20, 2017, the Corporation's wholly-owned subsidiary, Franco-Nevada (Barbados) Corporation ("FN Barbados"), entered into an unsecured revolving credit facility (the "FNBC Revolver"). The FNBC Revolver provides for the availability over a one-year period of up to US$100 million in borrowings. On March 10, 2020, FN Barbados extended the FNBC Revolver to March 20, 2021.

        As of the date of this Prospectus, no amount was drawn down under the Corporate Revolver or the FNBC Revolver.

 USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities for cash will be used for general corporate purposes, including funding resource royalty and stream acquisitions and other corporate development opportunities. Each Prospectus Supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities.

        All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Corporation's general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities. Securities may be offered and issued in consideration for the acquisition (an "Acquisition") of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such Acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

        The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

        In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. An investor who acquires Securities forming part of the underwriters' over-allocation position will acquire those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or through secondary market purchases.

        In connection with an Acquisition, Securities may be offered and issued at a deemed price or deemed prices determined either when the terms of the Acquisition are tentatively or finally agreed to, when the Acquisition is completed, when the Corporation issues the Securities or during some other negotiated period.

 DESCRIPTION OF SHARE CAPITAL

        The authorized share capital of Franco-Nevada consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, of which 189,945,484 Common Shares and no Preferred Shares were outstanding as of April 13, 2020.

Common Shares

        Each Common Share carries the right to one vote at all meetings of shareholders of Franco-Nevada. There are no special rights or restrictions of any nature attached to the Common Shares. All Common Shares rank equally as to dividends, voting powers and participation in assets upon liquidation of Franco-Nevada.

        The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol "FNV".

Preferred Shares

        The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.

        The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.

 TRADING PRICE AND VOLUME

        The following table sets forth the high and low prices and volumes for the Common Shares traded on the TSX and NYSE for the preceding 12-month period.

	TSX			NYSE
	High C$	Low C$	Volume	High US$	Low US$	Volume
2019
April	101.82	93.24	10,260,040	76.34	69.16	10.317,154
May	105.10	93.68	11,294,210	77.75	69.58	11,805,316
June	114.36	100.74	12,205,582	86.81	75.93	11,240,804
July	119.50	107.36	10,152,629	90.78	81.79	10,781,946
August	131.65	113.18	12,261,735	99.14	85.44	14,842,620
September	133.92	118.73	14,247,194	101.19	89.46	13,897,773
October	128.60	119.63	10,347,005	97.73	90.09	11,615,157
November	133.15	124.57	11,730,116	100.70	94.58	10,446,193
December	135.26	126.90	10,044,158	104.07	96.26	11,317,277
2020
January	151.56	130.28	8,268,380	114.50	99.66	12,641,417
February	163.20	139.64	10,102,163	122.65	104.00	14,599,492
March	164.72	105.93	27,377,363	122.31	77.18	36,195,343
April (1 to 13)	170.55	144.60	6,218,055	122.97	99.05	10,904,272

 PRIOR SALES

        During the 12-month period prior to the date of this Prospectus, the Corporation has issued Common Shares, or securities convertible or exchangeable into Common Shares, as follows.

Month of Issuance	Number of Securities Issued	Issue/Exercise Price			Reason for Issuance
2019
May	1,000	C$	33.20		Exercise of options
	5,000	C$	59.52		Exercise of options
June	10,000	C$	31.39		Exercise of options
	18,000	C$	31.45		Exercise of options
	1,900	C$	42.67		Exercise of options
	6,400	C$	59.52		Exercise of options
	2,000	C$	65.76		Exercise of options
	3,100	C$	75.45		Exercise of options
	147,257	C$	107.72		Dividend Reinvestment Plan issuances
August	20,000	C$	31.45		Exercise of options
	10,384	C$	40.87		Exercise of options
	1,000	C$	42.43		Exercise of options
	600	C$	42.67		Exercise of options
	10,000	C$	46.17		Exercise of options
	42,599	C$	59.52		Exercise of options
	3,000	C$	65.76		Exercise of options
	49,114	C$	75.45		Exercise of options
	715	C$	100.10		Exercise of options
	298,500	US$	95.73	(1)	At-the-market distribution program
September	365,000	US$	95.85	(1)	At-the-market distribution program
	220,500	C$	124.64	(1)	At-the-market distribution program
	151,117	C$	122.13		Dividend Reinvestment Plan issuances
November	30,000	C$	58.67		Exercise of options
	2,650	C$	88.76		Exercise of options
	100,000	US$	98.42	(1)	At-the-market distribution program
	100,000	C$	130.59	(1)	At-the-market distribution program
December	46,375		—		Vesting of Restricted Share Units
	11,401	C$	65.76		Exercise of options
	25,914	C$	75.45		Exercise of options
	7,530	C$	94.57		Exercise of options
	715		$100.10		Exercise of options
	174,800	US$	98.48	(1)	At-the-market distribution program
	174,600	C$	129.76	(1)	At-the-market distribution program
	126,291	C$	124.56		Dividend Reinvestment Plan issuances
2020
January	7,500	C$	59.52		Exercise of options
	1,140	C$	65.76		Exercise of options
	947	C$	75.45		Exercise of options
	276	C$	94.57		Exercise of options
	467	C$	100.10		Exercise of options
March	113,654	C$	86.32		Dividend Reinvestment Plan issuances
	5,000	C$	59.52		Exercise of options
	280,000	US$	106.28	(1)	At-the-market distribution program
	155,000	C$	149.52	(1)	At-the-market distribution program
	98,766	C$	146.12		Dividend Reinvestment Plan issuances

Note:    (1) Represents the weighted average price for all issuances of Common Shares under the Corporation's "at-the-market" distribution program during the applicable month.

 DESCRIPTION OF DEBT SECURITIES

        This description sets forth certain general terms and provisions that would apply to any Debt Securities that Franco-Nevada may issue pursuant to this Prospectus. Franco-Nevada will provide particular terms and provisions of a series of Debt Securities, and the extent to which the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

        The Debt Securities will be issued under an indenture (the "Indenture") to be entered into between Franco-Nevada as issuer, and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement to this Prospectus. A copy of the form of the Indenture has been filed as an exhibit to Franco-Nevada's registration statement filed with the SEC. The following summary highlights some of the provisions of the Indenture, and may not contain all of the information that is important to a purchaser of Debt Securities. Wherever this section refers to particular provisions or defined terms of the Indenture, such provisions or defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified by such reference. The Corporation will summarize in the applicable Prospectus Supplement certain terms of the Debt Securities being offered thereby and the relevant indenture which the Corporation believes will be most important to an investor's decision to invest in the Debt Securities being offered. Such indenture may or may not be identical to the Indenture. Investors should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, which define an investor's rights as a holder of Debt Securities.

        Franco-Nevada may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the amount of Debt Securities which Franco-Nevada may issue under the Indenture, and Franco-Nevada may issue Debt Securities in one or more series. Debt Securities may be denominated and payable in any currency. Franco-Nevada may offer no more than US$2,000,000,000 (or the equivalent in other currencies) in aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits Franco-Nevada, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities that Franco-Nevada has previously issued under the Indenture and to issue such increased principal amount.

        The applicable Prospectus Supplement will set forth the terms relating to the Debt Securities offered by such Prospectus Supplement (the "Offered Securities"), including:

  •
  the specific designation of the Offered Securities; the aggregate principal amount of the Offered Securities; the price or prices at which the Offered Securities will be issued; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities which are in registered form;

  •
  the terms and conditions under which Franco-Nevada may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which Franco-Nevada may redeem the Offered Securities, in whole or in part, at its option;

  •
  the covenants and events of default applicable to the Offered Securities;

  •
  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

  •
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

  •
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

  •
  the currency in which the Offered Securities are denominated and the currency in which Franco-Nevada will make payments on the Offered Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

  •
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

  •
  holders may not tender Debt Securities to Franco-Nevada for repurchase; and

  •
  the rate or rates of interest on the Debt Securities will not increase if Franco-Nevada becomes involved in a highly leveraged transaction or Franco-Nevada is acquired by another entity.

        Franco-Nevada may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, Franco-Nevada will offer and sell those Debt Securities at a discount below their stated principal amount. Franco-Nevada will describe in the applicable Prospectus Supplement any generally applicable Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities issued by Franco-Nevada will be direct, unconditional and unsecured obligations of Franco-Nevada and will rank equally among themselves and with all of Franco-Nevada's other unsecured, unsubordinated obligations, if any, except to the extent prescribed by law. Debt Securities issued by Franco-Nevada as unsecured, unsubordinated obligations will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Franco-Nevada's subsidiaries.

        Franco-Nevada will agree to provide to the Trustee (i) annual reports containing audited financial statements, and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, Franco-Nevada will make payments on registered Debt Securities (other than Global Securities) at the office or agency of Franco-Nevada maintained for such purpose, except that Franco-Nevada may choose to pay interest (i) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (ii) by wire transfer to an account located in the U.S. maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, Franco-Nevada will pay any interest due on registered Debt Securities to the persons in whose name such registered Debt Securities are registered on the day or days specified by Franco-Nevada.

Registered Global Securities

        Registered Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Securities will be registered in the name of a financial institution Franco-Nevada selects, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Securities is called the "Depositary". Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

  Special Investor Considerations for Global Securities

        Franco-Nevada's obligations, as well as the obligations of the Trustee and those of any third parties employed by Franco-Nevada or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once Franco-Nevada makes payment to the registered holder, Franco-Nevada has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. Franco-Nevada and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. Franco-Nevada and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

  Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred into their own names, so that they will be direct holders.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies Franco-Nevada that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named) and Franco-Nevada has not appointed a successor depository within 90 days; and

  •
  when and if Franco-Nevada decides not to have Debt Securities represented by a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not Franco-Nevada or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        The term "Event of Default" with respect to Debt Securities of any series means any of the following, unless otherwise indicated in the applicable Prospectus Supplement:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment when the same becomes due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of Franco-Nevada in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice to Franco-Nevada by the Trustee or to Franco-Nevada and the Trustee by the holders of at least 25% in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other Events of Default provided with respect to the Debt Securities of that series.

        If an Event of Default described in clause (a), (b) or (c) above occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities to be due and payable immediately. If an Event of Default described in clause (d) or (f) above occurs and is continuing with respect to Debt Securities of one or more series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of all series affected thereby (as one class) may require the principal amount (or, if any of the Debt Securities of such affected series are original issue discount securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of such affected series) of all the outstanding Debt Securities of such affected series and any accrued but unpaid interest on such Debt Securities to be due and payable immediately. If an Event of Default described in clause (e) above occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of all outstanding Debt Securities (as a class) may require the principal amount (or, if the Debt Securities of any series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities and any accrued but unpaid interest on such Debt Securities to be due and payable immediately.

However, at any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series, as the case may be), by written notice to Franco-Nevada and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount Debt Securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

        The Trustee is not obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable security or indemnity. If the holders provide reasonable security or indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of, premium if any, or interest on such Security on or after the applicable due date of such payment.

        Franco-Nevada will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        As used herein, the term "defeasance" means discharge from some or all of its obligations under the Indenture with respect to Debt Securities of a particular series. If the terms of a particular series of Debt Security so provide, Franco-Nevada may deposit with the Trustee sufficient cash or government securities or a combination of thereof to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, and then at its option:

  •
  Franco-Nevada will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  Franco-Nevada will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

        To exercise defeasance Franco-Nevada also must deliver, among other requirements set forth in the Indenture, to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

  •
  an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial tax purposes and that holders of the Debt Securities of such series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and Franco-Nevada cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow Franco-Nevada to be discharged from all of its obligations under the Debt Securities of any series, Franco-Nevada must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred. In addition, in order for Canadian counsel to deliver the opinion that would allow Franco-Nevada to be discharged from all of its obligations under the Debt Securities of any series, Franco-Nevada must have received from the Canada Revenue Agency an advance income tax ruling, or there must have been a change in law, to the effect that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for Canadian federal or provincial income tax purposes and to the effect that such holders would be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Corporate Existence

        The terms and conditions relating to any permitted merger, amalgamation, consolidation or sale of all or substantially all assets of the Corporation under certain circumstances will be set forth in a supplemental indenture. Notwithstanding the terms of the supplemental indenture, however, the Corporation will be permitted to engage in any merger, amalgamation, consolidation, combination, reclassification, recapitalization, continuation or share exchange solely for the purpose of reincorporating the Corporation in another jurisdiction or forming a direct or indirect holding company of the Corporation.

Modifications and Waivers

        Franco-Nevada may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, that Franco-Nevada must receive consent from the holder of each outstanding Debt Security of such affected series to:

  •
  change the stated maturity of the principal of, premium, if any, or interest on, such outstanding Debt Security;

  •
  reduce the principal amount of, premium, if any, or interest on such outstanding Debt Security;

  •
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding original issue discount Debt Security;

  •
  change the place of payment or currency of payments on such outstanding Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on such outstanding Debt Security on or after its stated maturity or any redemption date with respect thereto;

  •
  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

  •
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series may waive Franco-Nevada's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Under the Indenture, Franco-Nevada will irrevocably appoint Corporation Service Company, 80 State Street, Albany, New York, 12207-2543 as its agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture or the Debt Securities and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        The Trustee under the Indenture will be named in the applicable Prospectus Supplement.

DESCRIPTION OF WARRANTS

        The Corporation may issue Warrants to purchase Common Shares, Preferred Shares or Debt Securities. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

        Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

        The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement relating to any Warrants the Corporation offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

  •
  the designation and aggregate number of Warrants;

  •
  the price at which the Warrants will be offered;

  •
  the currency or currencies in which the Warrants will be offered;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the designation, number and terms of the Common Shares, Preferred Shares or Debt Securities, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the Warrants;

  •
  the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

  •
  if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  •
  whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  material U.S. and Canadian federal income tax consequences of owning the Warrants; and

  •
  any other material terms or conditions of the Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Corporation may issue Subscription Receipts separately or together with Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus.

        The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Corporation with securities regulatory authorities in Canada and the U.S. after it has been entered into by the Corporation. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those

Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered;

  •
  conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

  •
  the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares, Debt Securities or Warrants;

  •
  the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

  •
  the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be exchanged upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares, Debt Securities or Warrants;

  •
  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;

  •
  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

        Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

INTERESTS OF EXPERTS

        Certain technical and scientific information contained in the documents incorporated by reference herein, including in respect of the Antapaccay project, the Antamina project, the Candelaria project and the Cobre Panama project, was reviewed and approved in accordance with NI 43-101 by Phil Wilson, C.Eng., Vice President, Technical of the Corporation and a "Qualified Person" as defined by NI 43-101.

        To the knowledge of the Corporation, Phil Wilson held less than 1% of the outstanding securities of the Corporation or of any associate or affiliate thereof when he prepared the technical information contained or incorporated by reference in this Prospectus or following the preparation of such technical information. Other than pursuant to his employment arrangements, Phil Wilson did not receive, and will not receive, any direct or indirect interest in any securities of the Corporation or of any associate or affiliate thereof.

 RISK FACTORS

        Prospective purchasers of Securities should carefully consider the risk factors incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

        Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

LEGAL MATTERS

        Certain legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Corporation by Torys LLP with respect to Canadian and U.S. legal matters. At the date hereof, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than one per cent of any outstanding securities of the Corporation or any associate or affiliate of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditor of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants, PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario M5J 0B2. PricewaterhouseCoopers LLP has advised the Corporation that they are independent of the Corporation within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and rules and regulations of the SEC and the Public Company Accounting Oversight Board Rule 3520, Auditor Independence.

        The transfer agent and registrar for the Common Shares of the Corporation is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

        Thomas Albanese and Elliott Pew are directors of the Corporation who each reside outside of Canada. Mr. Albanese and Mr. Pew have each appointed the following agent for service of process:

Name of Person	Name and Address of Agent
Tom Albanese	Franco-Nevada Corporation 199 Bay Street, Suite 2000, Commerce Court West
Elliott Pew	Toronto, Ontario M5L 1G9

        Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        The Corporation is incorporated under the laws of Canada and its principal place of business is in Canada. Most of the Corporation's directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Corporation's assets, are located outside the U.S. The Corporation has appointed an agent for service of process in the U.S. but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon the Corporation or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Corporation or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or "blue sky" laws of any state within the U.S. or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the U.S. federal securities laws or any such state securities or "blue sky" laws. The Corporation's Canadian counsel has advised the Corporation that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

        The Corporation filed with the SEC, concurrently with this registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Corporation Service Company as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or relating to or concerning an offering of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading "Documents Incorporated by Reference"; the consents of auditors, engineers and counsel; the powers of attorney from the directors and certain officers of the Corporation; and the form of Indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with, or furnished to, the SEC under the U.S. Exchange Act.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual's association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        By-law No. 1 of the Registrant provides that the Registrant agrees to indemnify each director and officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant's request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. Subject to the limitations contained in the CBCA, the by-law of the Registrant provides that the Registrant, may purchase and maintain insurance as the board of directors of the Registrant may from time to time determine for the benefit of a director or officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant's request as a director or officer, or each individual acting in a similar capacity, of another entity.

        Additionally, By-law No.1 provides that no director or officer shall be liable (i) for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, (ii) for joining in any receipt or other act for conformity, (iii) for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, (v) for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Registrant shall be deposited, (vi) for any loss occasioned by any error of judgment or oversight on the part of that person, (vii) for any other loss, damage or misfortune whatever which happen in the execution of the duties of that person's office or in relation thereto, unless the same are occasioned by that person's own willful neglect or default.

        The Registrant's indemnity applies only to the extent that the individual seeking indemnity acted honestly and in good faith with a view to the best interest of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in similar capacity at the Registrant's request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding. The individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

 EXHIBITS

Exhibit	Description
4.1	Annual Information Form of the Registrant dated as of March 18, 2020 for the fiscal year ended December 31, 2019 (incorporated by reference to exhibit 99.1 to the Registrant's Annual Report on Form 40-F, filed with the Commission on March 18, 2020)
4.2
Audited Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2019 and 2018, together with the notes thereto, Management's Report on Internal Control over Financial Reporting and the report of our Independent Registered Public Accounting Firm dated March 9, 2020 (incorporated by reference to exhibit 99.3 to the Registrant's Annual Report on Form 40-F, filed with the Commission on March 18, 2020)
4.3
Management's Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2019 (incorporated by reference to exhibit 99.2 to the Registrant's Annual Report on Form 40-F, filed with the Commission on March 18, 2020)
4.4
Management Information Circular of the Registrant dated March 20, 2020 in connection with the Registrant's annual and special meeting of shareholders to be held on May 6, 2020 (incorporated by reference to exhibit 99.1 to the Registrant's Report on Form 6-K, furnished to the Commission on April 6, 2020)
5.1	Consent of PricewaterhouseCoopers LLP*
5.2	Consent of Torys LLP*
5.3	Consent of Phil Wilson*
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)*
7.1	Form of Trust Indenture (incorporated by reference to exhibit 7.1 to the Registrant's Registration Statement on Form F-10, filed with the Commission on April 22, 2016)**

*
Filed herewith.

**
If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee's Statement of Eligibility on Form T-1 (if applicable).

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.    CONSENT TO SERVICE OF PROCESS

        Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

        If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 14th day of April, 2020.

FRANCO-NEVADA CORPORATION
By:	/s/ DAVID HARQUAIL
	Name:	David Harquail
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Paul Brink, Sandip Rana and Lloyd Hong, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 14th day of April, 2020.

Signature	Title

/s/ DAVID HARQUAIL David Harquail	Chief Executive Officer and Director (principal executive officer)
/s/ SANDIP RANA Sandip Rana	Chief Financial Officer (principal financial and accounting officer)
/s/ PIERRE LASSONDE Pierre Lassonde	Chairman and Director
/s/ THOMAS ALBANESE Thomas Albanese	Director

Signature	Title

/s/ DEREK W. EVANS Derek W. Evans	Director
/s/ CATHARINE FARROW Catharine Farrow	Director
/s/ LOUIS GIGNAC Louis Gignac	Director
/s/ JENNIFER MAKI Jennifer Maki	Director
/s/ RANDALL OLIPHANT Randall Oliphant	Director
/s/ DAVID R. PETERSON David R. Peterson	Director
/s/ ELLIOTT PEW Elliott Pew	Director

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant's duly authorized representative in the United States, on this 14th day of April, 2020.

FRANCO-NEVADA U.S. CORPORATION
By:	/s/ SANDIP RANA
	Name:	Sandip Rana
	Title:	Chief Financial Officer